Exhibit 99.2

P&G Beauty Brands

(A Combination of Wholly-Owned Subsidiaries,

including Galleria Co. and Operations of the Fine

Fragrances, Salon Professional, Cosmetics and Retail

Hair Color & Styling Businesses of The Procter &

Gamble Company)

Unaudited Combined Financial Statements as of

September 30, 2016 and June 30, 2016, and for the

Three Months Ended September 30, 2016 and 2015

P&G BEAUTY BRANDS

TABLE OF CONTENTS

Page
UNAUDITED COMBINED FINANCIAL STATEMENTS:

Combined Statements of Income and Comprehensive Income/(Loss) for the Three Months Ended September 30, 2016 and 2015	1

Combined Balance Sheets as of September 30, 2016 and June 30, 2016	2

Combined Statements of Cash Flows for the Three Months Ended September 30, 2016 and 2015	3

Notes to Unaudited Combined Financial Statements	4-10

P&G BEAUTY BRANDS

COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME/(LOSS)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(Unaudited)

(Dollars in millions)

	Three Months Ended September 30
	2016	2015
Net sales	$1,148	$1,219
Cost of products sold	447	393

Gross profit	701	826
Selling, general and administrative expense	842	716

Operating income/(loss)	(141)	110
Interest expense/(income) - net	13	—
Other non-operating income - net	13	—

Earnings/(loss) before income taxes	(141)	110
Income taxes/(benefit)	(21)	39

Net earnings/(loss)	$(120)	$71
Other comprehensive income/(loss):
Financial statement translation	16	(25)

Total comprehensive income/(loss)	$(104)	$46

See accompanying Notes to unaudited Combined Financial Statements.

P&G BEAUTY BRANDS

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2016 AND JUNE 30, 2016

(Unaudited)

(Dollars in millions)

	September 30, 2016	June 30, 2016
Current assets:
Cash and cash equivalents	$388	$49
Restricted cash	—	996
Accounts receivable - net	642	551
Inventories
Materials and supplies	112	126
Work in process	29	29
Finished goods	362	344

Total inventories	503	499
Prepaid expenses and other current assets	258	184

Total current assets	1,791	2,279
Property, plant and equipment - net	627	608
Goodwill	2,697	2,684
Trademarks and other intangible assets - net	1,729	1,726
Other noncurrent assets	256	253

Total assets	$7,100	$7,550

Current liabilities:
Accounts payable	$484	$474
Accrued expenses and other liabilities	453	626

Total current liabilities	937	1,100
Long-term debt	1,887	995
Noncurrent deferred tax liabilities	516	514
Other noncurrent liabilities	64	62

Total liabilities	3,404	2,671

Equity:
Divisional equity	3,373	4,572
Accumulated other comprehensive income	323	307

Total equity	3,696	4,879

Total liabilities and equity	$7,100	$7,550

See accompanying Notes to unaudited Combined Financial Statements.

P&G BEAUTY BRANDS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(Unaudited)

(Dollars in millions)

	Three Months Ended September 30
	2016	2015
Cash and cash equivalents, beginning of period	$49	$15
Operating activities:
Net earnings/(loss)	(120)	71
Depreciation and amortization	24	29
Intangible asset impairment charges	—	—
Losses on disposals of assets	10	—
Gains on sale of brand assets	(11)	—
Deferred income taxes	2	6
Changes in accounts receivable	(87)	(71)
Changes in inventories	(3)	(66)
Changes in prepaid expenses and other current assets	(71)	99
Changes in accounts payable, accrued expenses and other liabilities	(167)	(7)
Changes in noncurrent assets and liabilities and other	(9)	5

Total operating activities	(432)	66

Investing activities:
Changes in restricted cash	996	—
Proceeds from sale of assets	15	—
Capital expenditures	(38)	(18)

Total investing activities	973	(18)

Financing activities:
Additions to long-term debt	891	—
Dividend payment to P&G	(1,870)	—
Distributions (to)/from P&G, net	776	(46)

Total financing activities	(203)	(46)

Effect of exchange rate changes on Cash and cash equivalents	1	—

Cash and cash equivalents, end of period	$388	$17

See accompanying Notes to unaudited Combined Financial Statements.

P&G BEAUTY BRANDS

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2016 AND JUNE 30, 2016, AND FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2016 AND 2015

(Dollars in millions, except as otherwise specified)

1.	COTY TRANSACTION

On October 1, 2016, the Company completed the divestiture of four product categories to Coty, Inc. (“Coty”). The divestiture included 41 of the Company’s beauty brands (“Beauty Brands”), including the global salon professional hair care and color, retail hair color, cosmetics and fine fragrance businesses, along with select hair styling brands. The value of the transaction is estimated at approximately $11.4 billion. The value is comprised of 105 million share of common stock of the Company, which were tendered by shareholders of the Company and exchanged for shares of the newly formed entity holding the Beauty Brands immediately prior to the close of the transaction, valued at approximately $9.4 billion, and the assumption of $1.9 billion of debt by the entity holding the Beauty Brands.

Subsequent to the signing of the Coty transaction, the fine fragrance brands of Dolce & Gabbana and Christina Aguilera were excluded from the transaction. The unaudited combined financial statements include the revenues, costs, assets and liabilities attributable to the Dolce & Gabbana and Christina Aguilera licenses as these licenses are managed within P&G’s Fine Fragrances business. These brands have been divested at amounts that approximated their adjusted carrying values.

2.	BASIS OF PRESENTATION

P&G Beauty Brands (the “Company”) is a combination of wholly-owned subsidiaries, including Galleria Co. and operations of the Fine Fragrances, Salon Professional, Cosmetics and Retail Hair Color & Styling businesses of The Procter & Gamble Company (“P&G”). Galleria Co. was a wholly-owned subsidiary of P&G organized on June 25, 2015 for the purpose of effecting the separation of certain specified assets and liabilities related to P&G Beauty Brands that were merged with Coty Inc. (“Coty”) on October 1, 2016.

The Company’s unaudited Combined Financial Statements reflect the historical financial position, results of operations and cash flows of the Company as owned by P&G for all periods presented. Prior to the separation transaction, P&G did not account for the Company as, and the Company was not operated as, a stand-alone company for the periods presented. The Company’s historical financial statements have been “carved out” from P&G’s consolidated financial statements and reflect assumptions and allocations made by P&G. These unaudited Combined Financial Statements do not fully reflect what the Company’s combined financial position, results of operations and cash flows would have been had the Company been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of what the Company’s combined financial position, results of operations and cash flows will be in the future.

These unaudited Combined Financial Statements were prepared using P&G’s historical basis in the assets and liabilities of the business. The Company’s historical Combined Financial Statements include revenues, costs, assets and liabilities directly attributable to its business, including certain one-time transition costs incurred to support the signed and executed divestiture agreement with Coty Inc. (refer to Note 11). In addition, certain expenses reflected in the unaudited Combined Financial Statements include allocations of corporate expenses from P&G, which, in the opinion of management, are reasonable. All such costs and expenses have been deemed to have been paid by the Company to P&G in the period in which the costs were recorded. Allocations of current income taxes are deemed to have been remitted, in cash, to P&G in the period the related income taxes were recorded.

Amounts due to or from P&G, related to a variety of intercompany transactions, including but not limited to the collection of trade receivables, payments of accounts payable and accrued liabilities, charges for allocated corporate expenses and payments of taxes by P&G on behalf of the Company, have been classified within divisional equity. Intercompany transactions within the Company are eliminated.

These unaudited Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial reporting. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, these unaudited Combined Financial Statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the interim periods reported. These financial statements may not be fully representative of annual results and should be read in conjunction with the Company’s audited Combined Financial Statements for the fiscal year ended June 30, 2016.

3.	NEW ACCOUNTING PRONOUNCEMENTS AND POLICIES

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This guidance outlines a single, comprehensive model for accounting for revenue from contracts with customers. We will adopt the standard no later than July 1, 2018. We are currently assessing the impact of the new standard.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. The standard requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. We will adopt the standard no later than July 1, 2019. We are currently assessing the impact of the new standard.

No other new accounting pronouncements issued or effective during the fiscal year have had, nor are expected to have, a material impact on the unaudited Combined Financial Statements.

4.	RELATED-PARTY TRANSACTIONS

Selling, general and administrative expenses (SG&A) include allocations of global business unit (GBU) direct spending for the Company’s businesses not classified as a separate GBU as well as corporate expenses associated with centralized P&G support functions.

GBU allocations represent the Company’s share of P&G’s total Beauty GBU direct spending. The Retail Hair Color & Styling business was not organized as a separate GBU within P&G until November 1, 2015. Prior to November 1, 2015, direct spending charges (such as selling expenses and research and development costs) were consolidated into the Beauty GBU and subsequently reallocated to all relevant businesses. Beginning on November 1, 2015, SG&A no longer includes GBU allocations as all of the Company’s businesses are now classified as separate GBUs.

Allocations of corporate expenses relate to local selling and market operations, global support services and corporate functions as illustrated in the table below. Local selling and market operations include the allocated portion of the Company’s shared costs associated with employees who sell various P&G products to customers. Global support services include shared costs associated with items such as general ledger accounting, accounts payable, administration of employee benefits (medical, retirement, stock compensation, etc.), records development and facilities management. Corporate functions relate to consumer and market research, finance, human resources, legal, information technology, government relations, public affairs and research and development. Allocations are based on a number of utilization measures including headcount, square footage and proportionate effort. Where determinations based on utilization are impracticable, P&G uses other methods and criteria that are believed to be reasonable estimates of costs attributable to the Company such as net sales.

	Three Months Ended September 30
	2016	2015
Global business unit allocations	$—	$15

Corporate allocations:
Local selling and market operations	$16	$25
Global support services	22	22
Corporate functions	30	30

Corporate allocations	$68	$77

Additionally, P&G has historically performed funding and central treasury activities for the Company including the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and interest rate and foreign currency risk management. All P&G funding to the Company since inception (including any dividend payments) has been accounted for as capital contributions from P&G and all cash remittances from the Company to P&G have been accounted for as distributions to P&G.

5.	GOODWILL AND INTANGIBLE ASSETS

The change in net carrying amount of goodwill by reportable segment was as follows:

	Fine Fragrances	Salon Professional	Retail Hair and Cosmetics	Total P&G Beauty Brands
Goodwill at June 30, 2016	$554	$394	$1,736	$2,684
Translation and other	4	2	7	13

Goodwill at September 30, 2016	$558	$396	$1,743	$2,697

In accordance with the applicable accounting standards, goodwill and indefinite lived intangibles are tested at least annually for impairment. The test to evaluate goodwill for impairment is a two-step process. In the first step, the fair value of the reporting unit is compared to its carrying value. If the fair value of the reporting unit is less than its carrying value, a second step is performed to determine the implied fair value of the reporting unit’s goodwill. The second step of the impairment analysis requires a valuation of a reporting unit’s tangible and intangible assets and liabilities in a manner similar to the allocation of purchase price in a business combination. If the resulting implied fair value of the reporting unit’s goodwill is less than its carrying value, that difference represents an impairment.

P&G’s valuations used to test goodwill and intangible assets for impairment are dependent on a number of significant estimates and assumptions including macroeconomic conditions, overall category growth rates, competitive activities, cost containment and margin expansion and business plans. We believe these estimates and assumptions are reasonable.

Identifiable intangible assets as of September 30, 2016 and June 30, 2016:

	September 30, 2016		June 30, 2016
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Intangible assets with determinable lives	$770	$(679)	$756	$(629)
Intangible assets with indefinite lives	1,638	—	1,599	—

Total identifiable intangible assets	$2,408	$(679)	$2,355	$(629)

The Company’s goodwill and intangible asset balances relate to the prior acquisitions of Clairol in 2001, Wella AG in 2003 and certain other brand acquisitions by P&G.

The amortization expense of intangible assets for the three months ended September 30, 2016 and 2015 was $6 and $10, respectively.

6.	EXIT, DISPOSAL AND RESTRUCTURING ACTIVITIES

P&G has historically incurred an ongoing level of restructuring-type activities to maintain a competitive cost structure, including manufacturing and workforce optimization. In fiscal 2012, P&G initiated an incremental restructuring program as part of productivity and costs savings plan to reduce costs in the areas of supply chain, research and development, marketing and overheads. The program is expected to be completed by fiscal 2017. The productivity and cost savings plan was designed to accelerate cost reductions by streamlining management decision making, manufacturing and other work processes in order to help fund P&G’s growth strategy. The Company’s costs for such programs include employee related separation costs and other charges and accelerated depreciation.

Employee Related Separation Costs and Other Charges — Employee separation costs primarily relate to severance packages, outplacement training and health benefits granted to employees dedicated to the Company. The packages are predominantly involuntary and the amounts are calculated based on salary levels and past service periods. Separation charges are included in Cost of products sold for manufacturing employees and in SG&A for nonmanufacturing employees. Other charges include contract terminations and facility closure costs which are included within Cost of products sold for manufacturing related costs and in SG&A for nonmanufacturing related costs. The related liability (“restructuring reserves”) is recorded in Accrued expenses and other liabilities and were $13 and $17 as of September 30, 2016 and June 30, 2016, respectively.

The following table summarizes the changes in the total restructuring reserves for employee separation costs and other charges:

Restructuring reserves balance at June 30, 2016	$17
Charges	13
Spending and other	(17)

Restructuring reserves balance at September 30, 2016	$13

Accelerated Depreciation — Accelerated depreciation charges relate to long-lived assets that will be taken out of service prior to the end of their originally established useful lives. The Company has shortened the estimated useful lives of such assets, resulting in incremental depreciation expense for the newly estimated service period. Accelerated depreciation related to restructuring activities was $5 and $1 for the three months ended September 30, 2016 and 2015, respectively. Accelerated depreciation for manufacturing assets is included in Cost of products sold.

Consistent with the Company’s historical policies for ongoing restructuring-type activities, the restructuring program charges are funded by and included within Corporate for both management and segment reporting. Corporate includes certain activities that are not reflected in the operating results used internally to measure and evaluate the businesses. Accordingly, all charges under the program are included within the Corporate reportable segment. However, for informative purposes, the following table summarizes the total restructuring costs related to our operating and reportable segments.

	Three Months Ended September 30
	2016	2015
Fine Fragrances	$2	$2
Salon Professional	10	4
Retail Hair and Cosmetics	1	—

Total P&G Beauty Brands	$13	$6

7.	STOCK-BASED COMPENSATION AND POSTRETIREMENT BENEFITS

Total stock-based compensation expense for stock option grants and restricted stock unit grants was $1 and $2 for the three months ended September 30, 2016 and 2015.

Certain employees of the Company participate in P&G’s pension and other postretirement employee benefit plans. Defined benefit pension expense allocated to the Company was $11 for the three months ended September 30, 2016 and 2015, respectively. Other postretirement benefits expense allocated to the Company was $2 for the three months ended September 30, 2016 and 2015. Defined contribution benefit expense allocated to the Company was $5 and $6 for the three months ended September 30, 2016 and 2015.

8.	ACCUMULATED OTHER COMPREHENSIVE INCOME/(LOSS)

The table below presents the changes in Accumulated other comprehensive income/(loss):

Accumulated other comprehensive income balance at June 30, 2016	$307
Financial statement translation	16

Accumulated other comprehensive income balance at September 30, 2016	$323

9.	DEBT

On July 8, 2015, the Company entered into financing commitments with a consortium of lenders comprising the following facilities:

•	$1.5 billion, five-year revolving credit facility at LIBOR plus 200 basis points,

•	$2.0 billion, five-year Term A loan at LIBOR plus 200 basis points, and

•	$1.0 billion, seven-year Term B loan at LIBOR plus 300 basis points.

On January 26, 2016, the Company drew on its Term B loan of $1.0 billion at a discount of $5.0 million, resulting in net proceeds of $995.0 million. On September 29, 2016, the Company drew on its Term A loan resulting in net proceeds of $944.3 million. Both the Term A and Term B loans are payable at maturity. The net debt proceeds of $1.9 billion were distributed to P&G on September 30, 2016 prior to the completion of the P&G Beauty Brands divestiture to Coty, Inc.

No amounts were outstanding under the five-year revolving credit facility at September 30, 2016 and there were neither borrowings nor repayments on this facility for the three months ended September 30, 2016.

The Company incurred $53 of underwriting, market and administrative fees for the three months ended September 30, 2016 which were capitalized and recorded as a reduction to debt at September 30, 2016. The Company also incurred debt commitment fees (interest expense) of $14 for the three months ended September 30, 2016 to maintain the availability of these funds. The interest expense is funded by and included within Corporate for both management and segment reporting.

10.	COMMITMENTS AND CONTINGENCIES

Litigation — The Company is subject to various legal proceedings and claims arising out of our business which cover a wide range of matters such as antitrust, trade, labor and employment matters, other governmental regulations and other actions arising out of the normal course of business. While considerable uncertainty exists, in the opinion of management and its counsel, the ultimate resolution of the various lawsuits and claims will not materially affect the Company’s financial position, results of operations and cash flows.

Income tax uncertainties — The Company is present in over 110 taxable jurisdictions. As part of P&G operations in these jurisdictions, the Company is subject to examination by tax authorities. At any point in time, P&G has several audits underway at various stages of completion. Although none of the audits are specific to the Company, the scope of the P&G audits would include activities of the Company. P&G evaluates its tax positions and establishes liabilities for uncertain tax positions that may be challenged by local authorities and may not be fully sustained, despite its belief that the underlying tax positions are fully supportable. Uncertain tax positions are reviewed on an ongoing basis and are adjusted in light of changing facts and circumstances, including progress of tax audits, developments in case law and closing of statute of limitations. Such adjustments are reflected in the tax provision as appropriate. P&G has tax years open ranging from 2008 and forward. The Company is generally not able to reliably estimate the ultimate settlement amounts until the close of the audit. Based on information currently available, we anticipate that over the next 12 month period, audit activity could be completed related to uncertain tax positions in multiple jurisdictions for which we have accrued existing liabilities of approximately $56, including interest and penalties. The uncertain tax positions in multiple jurisdictions is driven largely by the P&G Beauty Brands’ share from the resolution of a multi-year audit in Germany spanning the entire P&G business.

11.	SEGMENT INFORMATION

The P&G Beauty Brands businesses were historically included within the P&G Global Beauty reportable segment. The Company has four operating segments comprised of 1) Fine Fragrances, 2) Salon Professional, 3) Retail Hair Color & Styling and 4) Cosmetics. Under U.S. GAAP, the four operating segments are aggregated into three reportable segments as described below:

•	Fine Fragrances: includes men’s and women’s fine fragrance products across a portfolio of licensed brands.

•	Salon Professional: includes professional hair care, color and styling products.

•	Retail Hair and Cosmetics: includes retail hair color and select styling products, facial, lip, eye and nail color products.

Corporate includes certain activities that are not reflected in the operating results used internally to measure and evaluate the businesses. These items include financing and investing activities, gains of certain divested brands, intangible asset impairment charges, restructuring activities to maintain a competitive cost structure including manufacturing and workforce optimization and certain one-time transition costs incurred to support the signed divestiture agreement with Coty Inc. Corporate also includes reconciling items to adjust the accounting policies used in the segments for U.S. GAAP. The most significant reconciling item includes income taxes to adjust from blended statutory tax rates that are reflected in the segments to the overall tax rate. Following is a summary of segment results:

		Three Months Ended September 30
		Net Sales	Earnings/(Loss) Before Income Taxes	Net Earnings/ (Loss)
Fine Fragrances	2016	$440	$(10)	$1
	2015	468	30	34
Salon Professional	2016	313	(3)	(4)
	2015	328	24	20
Retail Hair and Cosmetics	2016	395	2	4
	2015	423	63	49
Corporate (1)	2016	—	(130)	(121)
	2015	—	(7)	(32)

Total P&G Beauty Brands	2016	$1,148	$(141)	$(120)
	2015	1,219	110	71

(1)	Corporate includes one-time transition costs of $102 for the three months ended September 30, 2016 in anticipation of the Coty transaction.

12.	SUBSEQUENT EVENTS

For the three months ended September 30, 2016, the Company has evaluated subsequent events for potential recognition and disclosure through May 8, 2019.

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